                                                                  EXHIBIT 1.(10)

                                                          Application for Policy

              ACACIA NATIONAL LIFE INSURANCE COMPANY (ANLIC)              1010-V
                              7315 WISCONSIN AVENUE
                               BETHESDA, MD 20814
APPLICATION FOR VARIABLE
UNIVERSAL LIFE                                Please print clearly in black ink.

[ ]NEW POLICY                                                 [ ] INCREASE / ADDITION TO POLICY #
                                                                                                 --------------------------
[ ]PRELIMINARY APPLICATION                                        [ ] If increasing existing policy, enter NEW insurance
[ ]CONVERSION                                                         amount only $
   [ ] POLICY#                                                                      ----------------------
              --------------------------------------
         CONTINUE THE BALANCE? [ ] YES [ ] NO                     [ ] Use policy funds, no change to planned period premium
[ ]RATE REDUCTION OF POLICY#                                      [ ] Increase planned periodic premium to $
                            ------------------------                                                        ---------------
                                                                      If increase in premium, complete Section 10 Premium
                                                                      Amount

================================================================================================================================
PART 1
--------------------------------------------------------------------------------------------------------------------------------
PRODUCT NAME: EXECUTIVE SELECT
--------------------------------------------------------------------------------------------------------------------------------

1.   INSURED

     Name of Insured                                                  Sex    Date of Birth   /  /   Birthplace
                    --------------------                                 ----             ----------          ------------------
                                                                                                                   (State)

     Former Name (if applicable)                                      Social Security Number
                                --------------------------------------                      ------------------------------------

     Address
            --------------------------------------------------------------------------------------------------------------------
                  PO Box/Address                       City                                    State                 Zip

     Occupation                                                       Employer
               -----------------------------------------------------------------------------------------------------------------

     Telephone - Home                                                 Best Time To Call:       A.M.      P.M.
                     -------------------------------------------------                  -------    ------

     Telephone - Business                                             Best Time To Call:       A.M.      P.M.
                     -------------------------------------------------                  -------    ------

--------------------------------------------------------------------------------------------------------------------------------
2.   EMPLOYMENT DATA

                                                                                          Yes       No
a.   Has the insured been actively at work on a full time basis at least 30 hours
     per week for the past 90 days? (If No explain)                                       [ ]       [ ]

b.   Has the insured ever requested or received disability benefits in the past
     ten years?                                                                           [ ]       [ ]

--------------------------------------------------------------------------------------------------------------------------------
3.   TOBACCO USE

                                                                                          Yes       No
a. Has the insured smoked one or more cigarettes in the past twelve months?               [ ]       [ ]

b. Has the insured used any form of tobacco or nicotine substitute in the past
   twelve months?                                                                         [ ]       [ ]

(If yes, please indicate the type and frequency)
                                                --------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
4. OWNER

Full Name                                                        (Address)
                   ----------------------------------------------         ------------------------------------------------------

Date of Birth/Trust Date   /  /
                        ---------

Relationship to Insured (or all Trustees Names)
                                               ---------------------------------------------------------------------------------

Social Security#/TIN#        /      /
                     -----------------------

Phone Number (     )                                             Contact Person
              -----                                                             ------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
5. BENEFICIARY IF LEFT BLANK, THE BENEFICIARY WILL BE THE OWNER; OR THE ESTATE OF THE INSURED IF THE OWNER IS NOT THEN ALIVE
   PAID EQUALLY TO THE SURVIVOR OR SURVIVORS.

Primary                                                                    Relationship to Insured
        -------------------------------------------------------------------                       ------------------------------

Contingent                                                                 Relationship to Insured
          -----------------------------------------------------------------                       ------------------------------

--------------------------------------------------------------------------------------------------------------------------------
6. DEATH BENEFIT

   Amount of Insurance $
                        ------------------

   DEATH BENEFIT OPTION (select one only)                     OPTIONAL RIDERS:
   --------------------

  [ ] Option A (death benefit is the amount of         [ ] Disability Benefit $          or   [ ] Waiver of Monthly Deduction
      insurance)                                                               ---------

  [ ] Option B (death benefit is the amount of         [ ] Term Coverage Rider $
      insurance plus the accumulation value)                                    -----------


--------------------------------------------------------------------------------------------------------------------------------
7. PREMIUM MODE Please select one.

   [ ] Annual       [ ] Semi-Annual     [ ] Quarterly  [ ] Monthly Bank Withdrawal  [ ] Monthly Billing

   [ ] Non-Billing  [ ] Invoice Billed  [ ] Payroll Deduction (Additional form required)  [ ] Single $

--------------------------------------------------------------------------------------------------------------------------------
8. PREMIUM AMOUNT

   Planned Annual Premium $                Planned Modal Premium $
                          ---------------                        ------------------

(*)Initial Premium (paid with application) $             (leave receipt with payor).
                                            ------------

(*)All premium checks must be made payable to ANLIC. Do not make check payable to the agent or leave the payee blank.

--------------------------------------------------------------------------------------------------------------------------------


                                Page 1 of 7 Pages

--------------------------------------------------------------------------------------------------------------------------------
9. INSURANCE INFORMATION
   List all life insurance existing on Insured. If None, check box.  [ ] None                       Yes               No
   Will the insurance now being applied for discontinue, reduce, change or replace                  [ ]               [ ]
   any life insurance or annuity in this or any other company? (If yes, attach
   Replacement Notice if required by State Law.) (Specify policy number(s) below)

       ------------ --------------------- ---------------- ------------- -----------------------------------
                                                                 YEAR       Will This Policy Be Replaced?
          COMPANY      POLICY NUMBER           AMOUNT           ISSUED     Yes         No       As a 1035?
       ------------ --------------------- ---------------- ------------- -----------------------------------

                                                                           [ ]         [ ]          [ ]
       ------------ --------------------- ---------------- ------------- -----------------------------------
                                                                           [ ]         [ ]          [ ]
       ------------ --------------------- ---------------- ------------- -----------------------------------
                                                                           [ ]         [ ]          [ ]
       ------------ --------------------- ---------------- ------------- -----------------------------------
                                                                           [ ]         [ ]          [ ]
       ------------ --------------------- ---------------- ------------- -----------------------------------
                                                                           [ ]         [ ]          [ ]
       ------------ --------------------- ---------------- ------------- -----------------------------------
                                                                           [ ]         [ ]          [ ]
       ------------ --------------------- ---------------- ------------- -----------------------------------

--------------------------------------------------------------------------------------------------------------------------------
10. SPECIAL INSTRUCTIONS

    ----------------------------------------------------------------------------------------------------------------------------

    ----------------------------------------------------------------------------------------------------------------------------

    ----------------------------------------------------------------------------------------------------------------------------

    ----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
11. ENDORSEMENTS/CORRECTIONS Home Office Use Only.

    No change in the amount, age at issue, classification, plan of insurance or benefits shall be effective unless agreed to in writing by me. This space will not be used in MD, PA, WV or any other state if not allowed by statute or Insurance Department Regulations.

--------------------------------------------------------------------------------------------------------------------------------
12.    [ ] GUARANTEED ISSUE              [ ] SIMPLIFIED ISSUE              [ ] REGULAR ISSUE (FULL UNDERWRITING)
       (Proceed to question 14)          (Complete questions 13 & 14 for Simplified and Regular Issue)

--------------------------------------------------------------------------------------------------------------------------------
13. OTHER INFORMATION
                                                                                                            Yes    No
a.   Have you participated in any vehicle racing, parachuting, hang gliding, scuba diving, mountain climbing or rodeos within the past 2 years or is any
     such activity contemplated? (If yes, complete Avocation Form)                                          [ ]    [ ]
b.   Have you, within the past 5 years, consulted a physician for any reason or
     had any diagnostic tests?                                                                              [ ]    [ ]
c.   Have you, within the past 5 years, been treated by a person licensed as a medical physician for or had indication of:
     1. Cancer, tumor, liver, kidney, lung or nervous disorder?                                             [ ]    [ ]
     2. Chest pain, high blood pressure, heart disease or other circulatory
     disorder, diabetes or stroke?                                                                          [ ]    [ ]
d.   Have you ever used narcotics, barbiturates, amphetamines, cocaine, LSD,
     marijuana or hallucinogenic drugs?                                                                     [ ]    [ ]
e.   Have you ever received counseling or treatment, or been a member of any
     support group for the use of alcohol or drugs?                                                         [ ]    [ ]
f.    Has any company declined, postponed, modified, cancelled or refused to
     renew, reinstate or issue insurance?                                                                   [ ]    [ ]
g.   Is any other life insurance application now pending or contemplated with
     any other company?                                                                                     [ ]    [ ]
h.   Have you been charged with a driving violation or had your license suspended or had a restriction placed on your license within the past 3
     years? (If yes, provide:) Driver's license number                  State of Issue                      [ ]    [ ]
                                                       ----------------               -------
i.   Do you anticipate travel or residence in a foreign country in the near
     future? (If so, where and for how long?)                                                               [ ]    [ ]
j.   Have you within the past 3 years been prescribed medication by a physician
     or practitioner?                                                                                       [ ]    [ ]
k.   Insured:
  Exact Height      ft.      in.      Exact Weight      lbs.         [ ] Gained   [ ] Lost pounds in the past year
              ------   ------   ------            ------
     Advise reason for change
                             --------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
14. GIVE COMPLETE DETAILS OF ANY "YES" ANSWERS TO QUESTIONS IN SECTION 13.

------------- ------------------------------------------------- ------------- --------------------------------------------------
  Question #   Full details of disease, injury, activity, etc.        Date      Names and addresses of Physicians and hospitals
                                                                                               (if applicable)
------------- ------------------------------------------------- ------------- --------------------------------------------------

------------- ------------------------------------------------- ------------- --------------------------------------------------

------------- ------------------------------------------------- ------------- --------------------------------------------------

------------- ------------------------------------------------- ------------- --------------------------------------------------

------------- ------------------------------------------------- ------------- --------------------------------------------------

------------- ------------------------------------------------- ------------- --------------------------------------------------

------------- ------------------------------------------------- ------------- --------------------------------------------------

                                Page 2 of 7 Pages

--------------------------------------------------------------------------------------------------------------------------------
15. SUITABILITY INFORMATION

I, as                  of the                   (corporation, partnership, trust, etc., hereinafter "Institutional
     -----------------       -------------------
Customer"), hereby certify that Institutional Customer or its designated agent (corporate officer, owner, trustee, etc.)
have adequate investment experience and education to evaluate the investment risk of this investment on a basis independent from that of the information provided to us by the Registered Representative selling this policy to
Institutional Customer. In the event Institutional Customer at any time believes that it does not have the ability to analyze the risk of this investment it agrees to obtain the services of such consultants and/or other market professionals as can provide the information necessary to make this decision independent of the soliciting Registered
Representative.


                                      ---------------------------------------------
                                           Signature of Institutional Customer


                                      ---------------------------------------------
                                            Supervisory Principal's Signature

--------------------------------------------------------------------------------------------------------------------------------
16. ALLOCATION
     Choose either a. or b. Acacia allows you to choose either the (A) MODEL ASSET ALLOCATION PROGRAM and its options or
     (B) OWNER DIRECTED ASSET ALLOCATION PROGRAM and its options.

     a. I want to participate in the MODEL ASSET ALLOCATION PROGRAM (Quarterly rebalancing is automatic.)

        [ ] Yes    If yes, please select ONE Portfolio A-J.
        Portfolio A       Conservative (WITH International)                                                  [ ]
        Portfolio B       Conservative-Moderate (WITH International)                                         [ ]
        Portfolio C       Moderate (WITH International)                                                      [ ]
        Portfolio D       Moderate-Aggressive (WITH International)                                           [ ]
        Portfolio E       Aggressive (WITH International)                                                    [ ]
        Portfolio F       Conservative (WITHOUT International)                                               [ ]
        Portfolio G       Conservative-Moderate (WITHOUT International)                                      [ ]
        Portfolio H       Moderate (WITHOUT International)                                                   [ ]
        Portfolio I       Moderate-Aggressive (WITHOUT International)                                        [ ]
        Portfolio J       Aggressive (WITHOUT International)                                                 [ ]
        Other
                          ------------------------------------------------

     b.  I want to participate in the OWNER DIRECTED ASSET ALLOCATION PROGRAM.
         [ ] Yes  If yes, select using whole percentages only. Must total 100%
              CALVERT SOCIAL                             OPPENHEIMER                           ALGER AMERICAN
     Money Market                  %    High Income Fund/VA                       %    Growth                          %
                               ----                                           ----                                 ----
     Balanced                      %    Capital Appreciation Fund/VA              %    MidCap Growth                   %
                               ----                                           ----                                 ----
     Small CapGrowth               %    Aggressive Growth Fund/VA                 %    Small Capitalization            %
                               ----                                           ----                                 ----
     Mid Cap Growth                %    Main Street Growth & Income Fund/VA       %
                               ----                                           ----
     International Equity          %    Strategic Bond Fund/VA                    %
                               ----                                           ----                 FIDELITY
                                                                                       Equity-Income(*)                %
                                                                                                                   ----
                DEUTSCHE VIT                          FRANKLIN TEMPLETON               High Income(*)                  %
                                                                                                                   ----
     Equity 500 Index              %     Asset Strategy                           %    Contrafund(*)                   %
                               ----                                           ----                                 ----
     Small Cap Index               %     International Securities                 %
                               ----                                           ----
     EAFE Equity Index             %                                                          ACACIA NATIONAL
                               ----
                                                        VAN ECK                        General/Fixed Account           %
                                                                                                                   ----
           NEUBERGER BERMAN              Worldwide Hard Assets                    %
                                                                              ----
     Limited Maturity Bond         %                                                    (*)Service Class 2
                               ----
     Growth                        %
                               ----
     Partners                      %                                                        TOTAL                100 %
                               ----

     [ ] CHECK HERE FOR PORTFOLIO REBALANCING. I elect Portfolio Rebalancing (Automatic Rebalancing). Please rebalance the values of my subaccounts to maintain the specific allocations chosen above. The first rebalancing should occur every: [ ] 3 months, [ ] 6 months, [ ] or 1 year (check one) beginning on (date) or [ ] 3 months, [ ] 6 months, [ ]
     1 year (check one) after issue date.
--------------------------------------------------------------------------------------------------------------------------------

                                Page 3 of 7 Pages

--------------------------------------------------------------------------------------------------------------------------------
17. DOLLAR COST AVERAGING Transfers totalling less than $100 are not permitted. Note: If this option is chosen, there must be sufficient allocation to the Money Market in the Allocation Section on the application. This option will stay in effect until the fund is depleted or until I cancel this option in writing or with an authorized telephone instruction.

    Transfer $      per month from the [ ] Money Market or from the [ ] Acacia National General Account (36 months minimum).
              -----

           CALVERT SOCIAL                           OPPENHEIMER                                 ALGER AMERICAN
  Money Market                     %  High Income Fund/VA                         %  Growth                            %
                               ----                                           ----                                 ----
  Balanced                         %  Capital Appreciation Fund/VA                %  MidCap Growth                     %
                               ----                                           ----                                 ----
  Small CapGrowth                  %  Aggressive Growth Fund/VA                   %  Small Capitalization              %
                               ----                                           ----                                 ----
  Mid Cap Growth                   %  Main Street Growth & Income Fund/VA         %
                               ----                                           ----
  International Equity             %  Strategic Bond Fund/VA                      %                FIDELITY
                               ----                                           ----
                                                                                     Equity-Income(*)                  %
                                                                                                                   ----
              DEUTSCHE VIT                      FRANKLIN TEMPLETON                   High Income(*)                    %
                                                                                                                   ----
  Equity 500 Index                  %  Asset Strategy                             %  Contrafund(*)                     %
                               ----                                           ----                                 ----
  Small Cap Index                   %  International Securities                   %
                               ----                                           ----
  EAFE Equity Index                 %                                                          ACACIA NATIONAL
                               ----
                                                     VAN ECK                          General/Fixed Account            %
                                                                                                                   ----
          NEUBERGER BERMAN              Worldwide Hard Assets                     %
                                                                              ----
  Limited Maturity Bond             %                                                 (*)Service Class 2
                               ----
  Growth                            %
                               ----
  Partners                          %                                                     Total                100 %
                               ----

--------------------------------------------------------------------------------------------------------------------------------
18. EARNINGS SWEEP (Interest Sweep) Please calculate the gain on all subaccounts every  [ ] 3 months, [ ] 6 months, [ ] 1 year
    (check one) and deposit those gains in the subaccounts listed below:
           CALVERT SOCIAL                           OPPENHEIMER                                 ALGER AMERICAN
  Money Market                     %  High Income Fund/VA                         %  Growth                            %
                               ----                                           ----                                 ----
  Balanced                         %  Capital Appreciation Fund/VA                %  MidCap Growth                     %
                               ----                                           ----                                 ----
  Small CapGrowth                  %  Aggressive Growth Fund/VA                   %  Small Capitalization              %
                               ----                                           ----                                 ----
  Mid Cap Growth                   %  Main Street Growth & Income Fund/VA         %
                               ----                                           ----
  International Equity             %  Strategic Bond Fund/VA                      %                FIDELITY
                               ----                                           ----
                                                                                     Equity-Income(*)                  %
                                                                                                                   ----
              DEUTSCHE VIT                      FRANKLIN TEMPLETON                   High Income(*)                    %
                                                                                                                   ----
  Equity 500 Index                  %  Asset Strategy                             %  Contrafund(*)                     %
                               ----                                           ----                                 ----
  Small Cap Index                   %  International Securities                   %
                               ----                                           ----
  EAFE Equity Index                 %                                                          ACACIA NATIONAL
                               ----
                                                     VAN ECK                          General/Fixed Account            %
                                                                                                                   ----
          NEUBERGER BERMAN              Worldwide Hard Assets                     %
                                                                              ----
  Limited Maturity Bond             %                                                 (*)Service Class 2
                               ----
  Growth                            %
                               ----
  Partners                          %                                                     Total                100 %
                               ----

The first sweep of earnings should occur on (date)                    or every [ ] 3 months, [ ] 6 months,  [ ] 1 year (check one)
after issue date                                   ------------------
(Not available with Dollar Cost Averaging)


--------------------------------------------------------------------------------------------------------------------------------
19. CONSENT FOR ELECTRONIC DELIVERY
    By initializing here        the owner consents to receive the Acacia National Annual Prospectus dated May 1st of the
                         ------
    Prospectus year and all subsequent prospectus amendments thereto, electronically in lieu of paper version. I would like to receive delivery: [ ] On diskette or [ ] Via Email - My email address is
                                                                                     ----------------------

--------------------------------------------------------------------------------------------------------------------------------
20. AUTOMATIC BANK DRAFT Please attach voided check. Note: If voided check is NOT attached and a personal check accompanies this application, the account referenced on the check will be used to establish this plan unless otherwise notified. Minimum withdrawal amount is $15.00.

    Please withdraw $            from my bank account as shown below on the            (day) of each month and
                     -----------                                            ----------
    invest as shown in Section 16. Note: Start date may be adjusted to occur on or before the policy date.


       -------------------------------------------------------------------------------------------------------------------------
       Name of Depositor/Account Name

       -------------------------------------------------------------------------------------------------------------------------
       Account Number                                                                       Bank Phone Number

       -------------------------------------------------------------------------------------------------------------------------
       Name of Bank, Branch and Bank Address

     This authorization can be terminated upon 30 days written notice by the depositor or ANLIC to the other party.
     ANLICmay terminate this authorization if any debit entry is not honored.

       X
       -------------------------------------------------------------------------------------------------------------------------
       Authorized Signature for above account

--------------------------------------------------------------------------------------------------------------------------------

                                Page 4 of 7 Pages

21. TELEPHONE AUTHORIZATION      Unless waived, I the Owner and Agent/Registered Representative will have automatic telephone transfer and authorization.

/ / I elect NOT to have telephone transfer authorization.  / / I elect NOT to have my Registered Representative have transfer authorization.


     I hereby authorize and direct ANLIC to make allowable transfers of funds or reallocation of net premiums among available subaccounts or to complete other financial transactions as may be allowed by ANLIC at the time of request, based upon instructions received by telephone from a) myself, as Owner, b) my Agent/Registered Representative in Section 29 below; and c) the person(s) named below. ANLIC will not be liable for following instructions communicated by telephone that it reasonably believes to be genuine. ANLIC will employ reasonable procedures, including requiring the policy number to be stated, tape recording all instructions, and mailing written confirmations. If ANLIC does not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, ANLIC may be liable for any losses due to unauthorized or fraudulent instructions.

     Name per (c) above: __________________________________________________
     SS# __________________________________________________________________

     Address: _____________________________________________________________

     I understand: a) all telephone transactions will be recorded; and b) this authorization will continue in force until the earlier of 1)revocation by the Owner is received in written form or by telephone by ANLIC; or 2) ANLIC discontinues this privilege.

22. RELEASE OF POLICY INFORMATION Authorization Agreement to release policy information to designated individual. Policy information is automatically sent to the policyowner, registered representative and Broker/Dealer.

     As policyowner, I hereby authorize and direct the Company to send one copy of policy information relating to the above policy to the following designated individual.

     Name _____________________________ SSN or TIN ____________________________

     Address __________________________________________________________________

     I understand that, as policyowner, I will continue to receive the originals of such policy information. The designated individual is not authorized to withdraw monies from or make any other policy changes or to act in any way on my behalf in regard to the above policy(ies). I also understand that monitoring policy activity is my responsibility.

     TERMINATION OF AUTHORIZATION: This Authorization will continue to be in force until the earlier of (1) written notice is received from the owner revoking this authorization or (2) the Company terminates this agreement by written notice to owner.

     INDEMNIFICATION: Regarding the policy information released to the individual designated above, I agree to indemnity and hold harmless the Company, their affiliates, and their directors, officers, employees, and agents from and against all claims, actions, costs and liabilities, including attorney's fees, arising out of or relating to this Authorization Agreement.

23.  DISCLOSURES

     I hereby acknowledge receipt of the current prospectus, and any supplements, for this policy including any required disclosure if the policy applied for will be in a qualified or ERISA covered non-qualified plan. Date of Prospectus is ____________________.

     / / Check here if you wish to receive a copy of the Statement of Additional Information


                               Page 5 of 7 Pages

24.  AGREEMENTS

     I AGREE AS FOLLOWS:

     a. NOTE FOR ARKANSAS, KENTUCKY AND OHIO RESIDENTS: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

     b. NOTE FOR COLORADO RESIDENTS: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

     c. NOTE FOR D.C. RESIDENTS: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

     d. NOTE FOR LOUISIANA RESIDENTS: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

     e. NOTE FOR NEW JERSEY RESIDENTS: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

     f. NOTE FOR NEW MEXICO RESIDENTS: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

     g. NOTE FOR PENNSYLVANIA RESIDENTS: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

     h. NOTE FOR VIRGINIA RESIDENTS: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law.

     i. Any policy including any endorsements issued as a result of this application will, with this application and any supplemental applications, be the entire insurance contract.

     j. No agent, broker or medical examiner can: 1) waive the answers to any questions in this application; 2) make or change any insurance contract; or 3) waive any rights or rules of ANLIC.

     k. EXCEPT AS SPECIFIED OTHERWISE IN A RECEIPT PROVIDED UPON A PAYMENT OF PREMIUM AT THE TIME OF APPLICATION, INSURANCE WILL NOT BE EFFECTIVE UNTIL ALL OF THE FOLLOWING ARE MET: A) THE POLICY ISSUED BY ANLIC IS DELIVERED TO AND ACCEPTED BY THE APPLICANT; AND B) THE FIRST FULL PREMIUM IS PAID.

     l. ANLIC may change this application by an appropriate notation in the space marked "Endorsements/Corrections": 1) to correct apparent errors or omissions; and 2) to conform it with any policy rider that may be issued. No change will be made in the following without the applicant's written consent: 1) amount of insurance; 2) plan of insurance; 3) classification of risks; or 4) benefits. Acceptance of any policy issued under this application ratifies any amendments.

     m. I understand that: 1) the policy I am applying for is variable and uses a Separate Account; 2) the death benefit and policy values are not guaranteed by ANLIC or any other insurance company. They are not guaranteed by the U.S government or any state government. They are not federally insured by the FDIC, the Federal Reserve Board or any other federal or state agency; 3) I bear all risk for those funds in the Separate Account; 4) THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY VARY WITH INVESTMENT EXPERIENCE, LOANS AND OTHER SPECIFIED CONDITIONS;
          5) POLICY VALUES NOT IN THE FIXED ACCOUNT WILL INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE SELECTED INVESTMENT OPTIONS OF THE SEPARATE ACCOUNT; 6) the amount of the benefit payable on surrender is not guaranteed, but is dependent on the then surrender value; 7) illustrations of benefits, including the death benefit, are available upon request; and 8) this policy meets my investment objectives and anticipated financial needs.

                               Page 6 of 7 Pages

25. AUTHORIZATION This authorization or a photocopy of it, shall remain valid for use by Acacia National Life Insurance Company ("ANLIC") for two (2) years from the date below. I authorize any licensed physician, medical practitioner, hospital, clinic or other medically related facility, insurance company, agency conducting Investigative Consumer Reports or any information service or financial institution, family member, or associate to release to ANLIC or any person or entity acting on its behalf, any personal information which is on file and relates to my health or mental condition, general character, driving records, use of alcohol and drugs, and hobbies of a hazardous nature. I understand that any information obtained will be used to determine my eligibility for insurance.

     In addition, I authorize the Medical Information Bureau (MIB) to release to ANLIC or its reinsurers, any personal information which is on file and relates to me.

     I also agree that I have received and read the Notice of ANLIC's Insurance Information Practices, MIB and Investigative Consumer Reports. I also understand that my authorized representative and I can receive a copy of this authorization if we so desire.

     NOTE FOR NEW JERSEY AND VIRGINIA RESIDENTS: I authorize ANLIC to obtain an Investigative Consumer Report. An Investigative Consumer Report commonly includes information regarding the consumer's character, general reputation, personal characteristics and mode of living. It also includes verification of residence, marital status and occupation. I understand that I may request a copy of the report upon its completion and that I may ask to be interviewed in conjunction with the preparation of the report by contacting ANLIC.

     NOTE FOR NEW JERSEY AND WEST VIRGINIA RESIDENTS: I also understand that none of the information collected concerning my sexual orientation will be used to determine my eligibility for insurance.

     NOTE FOR VERMONT RESIDENTS: I do not authorize ANLIC to obtain or forward any test result to any non-affiliated company. ANLIC will not release any information relating to previously administered tests for HIV antibodies, T-cell counts, AIDS or ARC. AIDS means Acquired Immune Deficiency Syndrome. ARC means AIDS Related Complex.

26.  SUBSTITUTE W-9 CERTIFICATION

     I certify under penalty of perjury that: 1) the number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and 2) I am not subject to backup withholding because:
     a) I am exempt from backup withholding; or b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends; or c) the IRS has notified me that I am no longer subject to backup withholding.

     You must cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

     THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

27.  SIGNATURES

     I represent to the best of my knowledge and belief that all statements and answers to this application are complete and true.

     Dated at____________________________________________  On this Date _________________________________
                      City                State
     X _____________________________   X ________________________________________________________________
     Signature of Insured              Signature of Owner (if corporation or trust please show full name)

     X________________________________________________________________________
     Signature(s) and Title or Officer or Trustee(s)

28.  AGENT'S/REGISTERED REPRESENTATIVE'S STATEMENT

     Do you have any knowledge or reason to believe that replacement of existing life insurance or annuity coverage may be involved?
     / / Yes / / No

     I certify that: 1) the information provided by the Owner has been accurately recorded; 2) a current prospectus and all supplements were delivered; and 3) I have reasonable grounds to recommend the purchase of the policy as suitable for the Owner.

     X _________________________________________________________________________
     Signature of Agent/Registered Representative
     ___________________________________________________________________________
     Print Name Here          ANLIC Agent Code     Agency or Broker/Dealer



                                Page 7 of 7 Pages

--------------------------------------------------------------------------------------------------------------------------------
29. MEDICALS    Should be arranged by Agent/Registered Representative.

               Indicate requirements being arranged per ANLIC published rules:
                                                                          Resting      Stress
                                   Examination      Urine      Blood        EKG         EKG      Inspection        MVR
              Insured                   [ ]          [ ]        [ ]         [ ]         [ ]        [ ]             [ ]

              Give name of examiner
                                   --------------------------------------------------------------------------------
              Did you see Insured on the application date?    [ ] Yes     [ ] No
              Are you applying for preferred rates?    [ ] Yes     [ ] No


--------------------------------------------------------------------------------------------------------------------------------
30. POLICY DELIVERY   If not completed, policy will be mailed to Representative.

    Send to:  [ ] Owner        [ ] Agent/Registered Representative

     AGENT/REGISTERED REPRESENTATIVE REMARKS AND SPECIAL INSTRUCTIONS:

     ---------------------------------------------------------------------------------------------------------------------------

     ---------------------------------------------------------------------------------------------------------------------------

      Third Party Administrator:
                                ------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
31.QUESTIONS??

     If ANLIC has questions concerning this application, whom should we call at your office?

                                                                                                    at  (   )
     ---------------------------------------------------------------------------------------------    --------------------------
        Name (Please Print)
                                                                                                    FAX:  (   )
                                                                                                        ------------------------

     If you have questions completing this application or any other supporting documentation, please call:  1-888-837-6791.

--------------------------------------------------------------------------------------------------------------------------------
32.MAIL APPLICATION TO:

     Acacia National Life Insurance Company             OVERNIGHT DELIVERIES:
     P.O. Box 82579                                     Acacia National Life Insurance Company
     Lincoln, NE 68501-2579                             5900 "O" Street
     FAX#: 402-467-6153                                 Lincoln, NE 68510
                                                        Mail original to above address
--------------------------------------------------------------------------------------------------------------------------------

                        REGISTERED REPRESENTATIVE REPORT

1. Purpose of Insurance:
   [ ] Buy/Sell         [ ] Key Person           [ ] Other         [ ] Deferred Compensation (pure deferral)
   [ ] Estate           [ ] Split Dollar                           [ ] SERP (Supplemental Executive Retirement Plan)
                                         -----------

2. Business Type:
   [ ] Sole Proprietorship   [ ] Special Corporation   [ ] Partnership  [ ] Corporation

3. Fair Market Value of Business: $
                                    ----------------

4. Is there information not given elsewhere which might affect the insurability of any person(s) intended for coverage?
   [ ] Yes   [ ] No
   Explain Yes Answer
                      ------------------------------------------------------------------------------------

   -------------------------------------------------------------------------------------------------------

   -------------------------------------------------------------------------------------------------------

   -------------------------------------------------------------------------------------------------------

5. How long have you known Proposed:
   Insured?
            ---------------------------------------------------------------------------

   Applicant?
              -------------------------------------------------------------------------

6. Are you related to Proposed Insured or Applicant?   [ ] Yes  [ ] No

7. Existing TAG Account? #
                          -------------------------------------------------------------

8. Is this personal business (self or immediate family) for Registered Representative(s) receiving credit? [ ] Yes   [ ] No

9. Credit business to:

----------------------------- -------------------------- ------------------------------------ -------
                                        AGENCY#                  REGISTERED REPRESENTATIVE         %
----------------------------- -------------------------- ------------------------------------ -------
AGENT OF RECORD:
----------------------------- -------------------------- ------------------------------------ -------
ADDITIONAL AGENT(S):
----------------------------- -------------------------- ------------------------------------ -------

----------------------------- -------------------------- ------------------------------------ -------

----------------------------- -------------------------- ------------------------------------ -------

----------------------------- -------------------------- ------------------------------------ -------

----------------------------- -------------------------- ------------------------------------ -------



Broker Dealer or Name Code:
                            --------------------------------------------------------------

Registered Representative's Signature
                                      ----------------------------------------------------

                               **** IMPORTANT ****

      THIS NOTICE MUST BE DETACHED AND LEFT WITH YOUR CLIENT IN ALL CASES.

                    NOTICE OF ACACIA NATIONAL LIFE INSURANCE
               COMPANY'S (ANLIC) INSURANCE INFORMATION PRACTICES

To issue an insurance policy, we need to obtain information about you and any other persons proposed for insurance. Some of that information will come from you and some will come from other sources. That information and any subsequent information collected by us may in certain circumstances be disclosed to third parties without your specific authorization.

All insured persons have a right of access and correction with respect to the information collected about himself or herself except information which relates to a claim, or civil or criminal proceeding.

If you wish to have a more detailed explanation of our information practices, please contact: ANLIC, Underwriting Department, P.O. Box 82579, Lincoln, NE 68501-2579.

In an effort to provide better service and products to you, ANLIC may use information given by you to develop marketing data. Your name will not be associated with this data in any way. If you do not want us to use information obtained from you for these purposes, please contact us within ten (10) days. We need to know within 10 days because once the information is separated from your application, we will be unable to personally identify the information with you or your application. The address at which to contact us is: ANLIC, P.O. Box 82579, Lincoln, NE 68501-2579.

Two of our sources of information about you are MIB, Inc. (Medical Information Bureau) and Investigative Consumer Reports. The following paragraphs describe these sources.

                     MIB, INC. (MEDICAL INFORMATION BUREAU)

Information regarding the Insured's insurability will be treated as confidential. We or our reinsurers may, however, make a brief report thereon to MIB, Inc., a non-profit membership organization of life insurance companies which operates an information exchange on behalf of its members. If any of the Insured(s) apply to another Bureau member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with the information it may have in its file.

Upon receipt of a request from any Insured (or the Parent or Guardian, if juvenile), the Bureau will arrange disclosure of any information it may have in the Insured's file. If there is a question as to the accuracy of information in the Bureau's file, the Bureau may be contacted to seek a correction in accordance with the procedures set forth in the federal Fair Credit Reporting Act. The address of the Bureau's information office is P.O. Box 105, Essex Station, Boston, MA 02112, telephone number (617) 426-3660.

We or our reinsurers may also release information in our file to other life insurance companies to whom the Insured may apply for life or health insurance or to whom a claim for benefits may be submitted.

                         INVESTIGATIVE CONSUMER REPORTS

Depending on the size of policy applied for, we may request that an investigative consumer reports about the Insured be given to us. It will be conducted by a national organization skilled in obtaining information about people.

The kind of information we may be seeking includes such facts as residence verification, marital status, occupation, general reputation, personal characteristics and mode of living. It will be obtained through personal interviews with the Insured's friends, neighbors, associates and other acquaintances. Inquiries will not be directed toward determining the Insured's sexual orientation. Also, no adverse underwriting decision will be made because a report shows that an Insured has demonstrated AIDS-related concerns or has sought AIDS-related counseling. AIDS test results received at anonymous counseling and testing sites are confidential and need not be disclosed. Any AIDS testing is limited to FDA-licensed blood tests and the diagnosis of AIDS must be made by a member of the medical profession.

An Insured may ask to be interviewed in connection with the preparation of the report by contacting us within 5 working days of applying for the insurance requested. He or she may call us collect at the following number and ask for the Underwriting Department: (402) 467-1122.

                         ADVERSE UNDERWRITING DECISION

After review of the application submitted on the Insureds, if the policy cannot be issued as applied for, we will provide the specific reasons for this decision upon written request from the applicant. Send your written request to the Underwriting Department at the address above.

                             MEDICAL AUTHORIZATION

The medical authorization on the application, or a photocopy of it, shall remain valid for use by ANLIC for the duration of any claim for benefits.

                               CONDITIONAL RECEIPT

1. NO COVERAGE WILL BECOME EFFECTIVE PURSUANT TO THIS CONDITIONAL RECEIPT UNLESS AND UNTIL ALL OF THE FOLLOWING CONDITIONS HAVE BEEN SATISFIED COMPLETELY AND EXACTLY:
     a) The amount of payment received with this application must be equal to the full initial modal premium for the amount and plan of life insurance applied for and effective at the time of delivery of the policy.
     b) All medical examinations, tests and related data required by the Company must be completed and received at its Service Center in Lincoln, Nebraska within sixty (60) days from the completion of this application.
     c) As of the effective date below, each person proposed for insurance in this application must be insurable in accordance with Company rules, limits, and standards for the plan and the amount applied for without any modifications either as to plan, amount, riders and/.or the rate of premium paid.
     d) As of the effective date, the state of health and all factors affecting the insurability of each person proposed for insurance must be as stated in this application.

2. IF THE CONDITIONS OF PARAGRAPH 1 ARE SATISFIED ON THE EFFECTIVE DATE, INSURANCE COVERAGE WILL BE PROVIDED PURSUANT TO THIS CONDITIONAL RECEIPT ON THE SAME TERMS AND CONDITIONS AS THE POLICY APPLIED FOR AND IN USE ON THE EFFECTIVE DATE. HOWEVER, THE AMOUNT OF SUCH INSURANCE WILL BE IN AN AMOUNT NOT TO EXCEED THAT SPECIFIED IN PARAGRAPH 3. "EFFECTIVE DATE" AS USED HEREIN IS THE LATEST OF:
     a)   The date of the application, Part 1; or
     b) The date of the completion by Insureds of all medical examinations or tests required by the Company; or
     c)   The date, if any, specifically requested in the application.

3. THE MAXIMUM TOTAL AMOUNT OF INSURANCE WHICH WILL BE PAYABLE PURSUANT TO ALL CONDITIONAL RECEIPTS RECEIVED BY THE APPLICANT AS A RESULT OF PENDING APPLICATIONS WITH THE COMPANY AND AFFILIATED COMPANIES IS LIMITED TO THE SMALLER OF:
     a) The total amount of insurance applied for with the Company and affiliated Companies; or
     b) $250,000 minus the total amount of insurance in force with the Company and affiliated Companies, but not less than zero.

     As used above, total amount of insurance includes any amounts payable under any Accidental Death Benefit provision.

     If one or more of the conditions in paragraph 1 on any insured have not been satisfied completely and exactly, there shall be no liability on the part of the Company pursuant to this Conditional Receipt except to return the applicable premium paid for coverage on that insured.

4. ANY INSURANCE IN EFFECT PURSUANT TO THIS CONDITIONAL RECEIPT WILL END AT THE EARLIEST OF:
     a)   The date notice is mailed that the application is not accepted; or
     b) At the end of sixty (60) days from the date of this Conditional Receipt; or
     c) The date on which coverage under the policy applied for becomes effective.

     Note: Condition 4 (b) does not apply to Connecticut residents.

     NO AGENT OR ANY OTHER PERSONS IS AUTHORIZED BY THE COMPANY TO WAIVE OR MODIFY ANY OF THE PROVISIONS OF THIS CONDITIONAL RECEIPT.

     ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO THE INSURANCE COMPANY. DO NOT MAKE CHECKS PAYABLE TO THE AGENT OR LEAVE THE PAYEE BLANK.

Received the sum of $ __________________ from ________________________________
in connection with the application for life insurance bearing the same date as this Conditional Receipt.

Dated at __________________________________ this ______ date of
______________________, 20 ____.

                                   --------------------------------------------
                                   Signature of Agent/Registered Representative


I acknowledge possession of this receipt. I certify that I have read it and the terms in the Application. I also certify that the Agent/Registered Representative has explained the provisions in paragraph 3, other terms of this Conditional Receipt and the terms in the Application to me and that I understand and accept them.


                                   --------------------------------------------
                                                     Signature of Owner